UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

AVANT TECHNOLOGIES INC.

(f/k/a TREND INNOVATIONS HOLDING INC.)

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-225433 (Commission File Number)	38-4053064 (I.R.S. Employer Identification Number)

c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108

(Address and telephone number of principal executive offices)

(Issuer’s telephone number)

(702) 509-1747

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable

Item 1.01	Entry Into a Material Definitive Agreement.

On December 11, 2023 (the "Effective Date"), Avant Technologies, Inc. ("Client") and Wired-4-Tech, Inc. ("Developer") entered into a Technology Co-Development Agreement (the "Agreement").

Pursuant to the Agreement, Developer agrees to develop and deliver certain unique and proprietary hardware and software developed and/or customized specifically (the "Technologies") for Client's exclusive use. Client will provide Developer with its specific requirements and specifications for the Technologies. Developer will be responsible for all aspects of the development and delivery of the Technologies, including design, engineering, testing, and deployment. Client will have the right to review and approve the Technologies at various stages of development. Upon completion of the development of the Technologies, Developer will grant Client an exclusive, perpetual license to use, modify, and sublicense the Technologies. Developer will transfer all intellectual property rights of the Technologies to Client. Client will pay Developer a fee in U.S. dollars for the development and delivery of the Technologies.

The Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Technology Co-Development Agreement dated December 11, 2023

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 12, 2023	AVANT TECHNOLOGIES INC.

	By:	/s/	Vitalis Racius
		Name:	Vitalis Racius
		Title:	Chief Financial Officer, Director & Treasurer